UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2008

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32284	75-2564006
(State or other jurisdiction of incorporation)	(Commission File Number) File Number)	(IRS Employer Identification No.)

1535 West 20th Street P.O. Box 612787
DFW International Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 457-4756

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

By Order dated June 26, 2008 (the “Confirmation Order”), the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, confirmed the Second Amended Joint Chapter 11 Plan of Kitty Hawk, Inc., et al. (the “Plan”).  The Plan became effective on July 9, 2008.  The Plan does not contemplate that holders of any equity security (including but not limited to any shares of common stock or preferred stock, or any warrants, options or other rights to purchase stock) of Kitty Hawk, Inc. or any of its subsidiaries will receive any distributions.  Pursuant to the Confirmation Order, and the terms of the Plan, from the Effective Date until the date  (the “Closing Date”) upon which the Bankruptcy Court enters a final decree, pursuant to Section 350 of the Bankruptcy Code, closing the bankruptcy cases of Kitty Hawk, Inc. and its subsidiaries, holders of any equity security (including but not limited to any shares of common stock or preferred stock, or any warrants, options or other rights to purchase stock) of Kitty Hawk, Inc. or any of its subsidiaries may not trade such equity securities and no trades shall be recognized by Kitty Hawk, Inc., any of its subsidiaries or the Estate Representative under the Plan.  Pursuant to the Confirmation Order, on the Closing Date, all equity securities in each of Kitty Hawk, Inc. and its subsidiaries shall be deemed cancelled, terminated, extinguished and void. The Confirmation Order and the Plan are filed as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
Exhibit 99.1	Second Amended Joint Chapter 11 Plan of Kitty Hawk, Inc., et al., effective July 9, 2008
Exhibit 99.2	Order Confirming Second Amended Joint Chapter 11 Plan, dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITTY HAWK, INC.

Date: July 17, 2008	By:	/s/ Jessica L. Wilson
	Name:	Jessica L. Wilson
	Title:	President